Exhibit (a)(13)

                                   SIGNATURES

         After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


Dated: March 12, 1998


OLYMPIA INVESTORS, L.P.                   OLYMPIA GP-INC.

By: OLYMPIA GP-INC.,                      By: /s/ Martin L. Hirsch
         its general partner                  --------------------
                                              Name: Martin L. Hirsch
By: /s/ Martin L. Hirsch                      Title: Vice President
    -----------------------
    Name:  Martin L. Hirsch
    Title: Vice President


AMERICAN REAL ESTATE HOLDINGS, L.P.

By: AMERICAN PROPERTY INVESTORS, INC.,
         its general partner

By: /s/ Martin L. Hirsch
    -----------------------
    Name:  Martin L. Hirsch
    Title: Vice President


AMERICAN PROPERTY INVESTORS, INC.

By: /s/ Martin L. Hirsch
    -----------------------
    Name:  Martin L. Hirsch
    Title: Vice President


   /s/ Carl C. Icahn
   ------------------------
    CARL C. ICAHN








   [Signature Page for High Equity Partners L.P. - Series 88, Schedule 14D-1]